UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 23, 2008

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2008, Paladin Realty Income Properties, Inc. (the “Company”) entered into an amendment to extend the term of its Amended and Restated Advisory Agreement, dated as of February 28, 2007 (the “Advisory Agreement”), by and among the Company, Paladin Realty Advisors, LLC (the “Advisor”) and Paladin Realty Income Properties, L.P. (the “Operating Partnership”) until the earlier of: (i) the date upon which the Company’s new registration statement on Form S-11, originally filed on October 23, 2007, and subsequently amended, becomes effective; or (ii) August 21, 2008, which is the date that is 180 days after February 23, 2008. The other terms of the Advisory Agreement remain unchanged.

On February 23, 2008, the Company entered into an amendment to extend the term of its Dealer Manager Agreement, dated as of June 5, 2007 (the “Dealer Manager Agreement”), by and among the Company, Paladin Realty Securities, LLC, the Operating Partnership and the Advisor until the earlier of: (i) the date upon which the Company’s new registration statement on Form S-11, originally filed on October 23, 2007, and subsequently amended, becomes effective; or (ii) August 21, 2008, which is the date that is 180 days after February 23, 2008. The other terms of the Dealer Manager Agreement remain unchanged.

Item 8.01.	Other Events.

The Company’s prospectus, dated April 6, 2007, as supplemented, previously disclosed that the Company’s Initial Offering would expire on or before February 23, 2008, which is the three-year anniversary of the commencement of the Company’s initial public offering of its common stock. On February 23, 2008, the Company’s Board of Directors approved the extension of that offering beyond February 23, 2008, as permitted by Rule 415 of the Securities and Exchange Commission, as promulgated under the Securities Act of 1933, as amended (“Rule 415”). Pursuant to Rule 415, the term of that offering will extend until the earlier to occur of: (i) the date upon which the Company’s new registration statement on Form S-11, originally filed on October 23, 2007, and subsequently amended, becomes effective; or (ii) August 21, 2008, which is the date that is 180 days after February 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: February 28, 2008	By:	/s/ JOHN A. GERSON
John A. Gerson
Chief Financial Officer